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                                                                EXHIBIT 9(c)(ii)

                     AMENDMENT TO ADMINISTRATION AGREEMENT

THIS AMENDMENT to the Administration Agreement between Market Street Fund, Inc. (the "Fund") and Provident Financial Processing Corporation ("PFPC") is made this___________________ day of ________________ 1989.

                                  WITNESSETH:

WHEREAS, the Fund and Provident Institutional Management Corporation ("PIMC") entered into an Administration Agreement on December 12, 1985, as amended on September 9, 1988; and

WHEREAS, PIMC assigned said agreement to PFPC; and

WHEREAS, the Fund established an Aggressive Growth Portfolio on       and

WHEREAS, it is the desire of the Fund and PFPC to amend the Administration Agreement to include the Aggressive Growth Portfolio;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the Aggressive Growth Portfolio of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration Agreement to be duly executed as of the day and year first above written.

[SEAL]                            MARKET STREET FUND, INC.

Attest:                           By:
       ------------------------      ----------------------------

[SEAL]                            PROVIDENT FINANCIAL PROCESSING
                                  CORPORATION

Attest:                           By:
       ------------------------      ----------------------------